GUARANTY AND SURETYSHIP
                             -----------------------

     THIS GUARANTY AND SURETYSHIP dated February 16, 2006 (together with any amendments or modifications hereto in effect from time to time, the "Guaranty"), made by MARK W. JAINDL, an adult individual (" Guarantor"), in favor of THE ESTATE OF FREDERICK J. JAINDL, A/K/A FRED J. JAINDL, A/K/A FRED JAINDL, DECEASED ("Estate" or "Lender").

                                   BACKGROUND
                                   ----------

     A. The Lender has heretofore provided a loan to Jaindl Associates, L.P., a Delaware limited partnership (the "Borrower") in the original principal amount of $4,493,812, the current principal balance being $4,421,297.98 (the "Loan"), pursuant to the terms and conditions of that certain Promissory Note dated March 1, 2004 executed by the Borrower in favor of the Lender (as amended, modified and restated from time to time, the "Note").

     B. At the request of Lender and as a result of the fact that the Guarantor is the sole general partner of the Borrower, the Guarantor has agreed to guaranty and become surety for all of the Borrower's duties, obligations and liabilities under the Note, pursuant to the terms and conditions hereinafter set forth.

     NOW, THEREFORE, the under, intending to be legally bound, agrees as follows:

                           SECTION 1. INTERPRETATION
                           ---------- --------------

          1.1 Incorporation of Background. The Background provisions set forth above (including, but not limited to, all defined terms set forth therein) are hereby incorporated by reference into this Agreement and made a part hereof as if set forth in their entirety in this Section 1.1

          1.2 Defined Terms. The following terms shall have the following meanings:

               Borrower. Has the meaning ascribed to it in the Background provisions.

               Borrower's Liabilities. Individually and collectively, all present and future duties, obligations and liabilities of the Borrower to the Lender under the Note, together with such interest, costs and expenses as are payable under the Note.

               Estate. The Estate of Frederick J. Jaindl, a/k/a Fred J. Jaindl, a/k/a Fred Jaindl, Deceased.

               Event of Default. As that term is defined in Section 5.1 of this Guaranty.

               Guarantor. Mark W. Jaindl, an adult individual .

               Guarantor's  Liabilities.   Individually  and  collectively,  all
present and future liabilities of the Guarantor to the Lender under this Guaranty, together with all reasonable attorneys' fees, costs and expenses of collection incurred by the Lender in enforcing such liabilities.

               Guaranty. This Guaranty and Suretyship, and any future amendments to this Guaranty and Suretyship.

               Lender. The Estate of Frederick J. Jaindl, a/k/a Fred J. Jaindl, a/k/a Fred Jaindl, Deceased.

               Note.   Has  the  meaning   ascribed  to  it  in  the  Background
provisions.

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

               Pledge Agreement. The Pledge Agreement dated the date hereof executed by the Guarantor in favor of the Lender, and any future amendments to the Pledge Agreement.

               Trust. The Frederick J. Jaindl Revocable Deed of Trust dated November 11, 1996, as amended.

          1.3 Other Capitalized Terms. All capitalized words and/or phrases not defined herein which are defined in the Note shall have the meanings ascribed to them in the Note.

          1.4 Other Terms. All terms not defined herein or in the Note which are defined in the Pennsylvania Uniform Commercial Code shall have the meanings set forth in the Pennsylvania Uniform Commercial Code.

          1.5 Captions. The section and subsection captions of this Guaranty are included for reference only and are not to be used in the construction of this Guaranty.

          1.6 Severability. Any provision contained in this Guaranty which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

          1.7 Construction. This Guaranty and the rights of the Lender and the obligations of the Guarantor under this Guaranty shall be governed by and construed in accordance with the domestic, internal laws (but not the law of the conflict of laws) of the Commonwealth of Pennsylvania.

          1.8 Number and Gender. As to all pronouns and other terms in the Guaranty (whether or not the same shall be a capitalized word and/or phrase), the singular shall include the plural and the vice versa and any gender shall include the other two genders, as the context may require.

                         SECTION 2. GUARANTY OF PAYMENT
                         ---------- -------------------

          2.1 Guaranty of Payment. The Guarantor irrevocably and unconditionally guarantees to the Lender, and becomes surety to the Lender for, the prompt payment when due, whether by acceleration or otherwise, of the Borrower's Liabilities. This Guaranty is a primary obligation of Guarantor and shall be a continuing Guaranty. This is a guaranty of payment and not of collection. Lender may require Guarantor to pay and perform its liabilities and obligations under this Guaranty and may proceed immediately against Guarantor without being required to bring any proceeding or take any action against Borrower, any other Guarantor or any other person, entity or property prior thereto, the liability of Guarantor hereunder being independent of and separate from the liability of Borrower, any other Guarantor or person, and the availability of other collateral security for the Note.

          2.2 Unconditional Liability. The liability of the Guarantor hereunder is absolute and unconditional and shall not be affected in any way by reason of
(a) any failure to retain or preserve, or the lack of prior enforcement of, any rights against any person or persons (including the Borrower and the Guarantor) or in any property, (b) the invalidity of any such rights which may be attempted to be obtained, (c) any delay in enforcing or failure to enforce any such rights even if such rights are thereby lost, or (d) any delay in making demand on the Guarantor for performance or payment of the Guarantor's obligation hereunder.

          2.3 Continuing Guaranty. This Guaranty is and shall be construed to be an absolute, unlimited, and continuing guaranty of payment, regardless of the present or future composition of the Borrower, and all of the Borrower's

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

Liabilities to which this Guaranty applies, or may apply under the terms hereof, shall be conclusively presumed to have been created in reliance hereon. The Guarantor hereby unconditionally guarantees to the Lender, and becomes surety for, the due performance, including, but not being limited to, the prompt payment when due, of the Borrower's Liabilities to the Lender. This Guaranty is a continuing one and shall be effective and binding on the Guarantor regardless of how long before or after the date hereof any of the Borrower's Liabilities to the Lender were or are incurred. Additionally, the Guarantor hereby approves and consents to the terms and conditions of all documents evidencing Borrower's Liabilities to the Lender, including, but not limited to the Note, and agrees to be bound by such terms and conditions as they apply to the Guarantor.

          2.4 Invalidity, Irregularity, Unenforceability, Etc. No Defense. No invalidity, irregularity or unenforceability of, lack of prior enforcement of, delay in enforcement of, or failure to preserve or enforce, any of the Borrower's Liabilities or of any security for the payment of the Borrower's Liabilities (although the Lender's rights have been lost) shall affect, impair or be a defense to this Guaranty. This Guaranty is and shall remain a primary obligation of the Guarantor.

          2.5 Waivers. Any notice to, consent by, agreement with or waiver by Jaindl Associates, shall constitute, respectively, a notice to, consent by, agreement with or waiver by Guarantor.

          2.6 Statute of Limitations. Any acknowledgment or new promise with regard to the Borrower's Liabilities, whether by payment of principal or interest or otherwise, and whether by the Borrower or others (including the Guarantor) shall:

               (a) toll the running of the statute of limitations in favor of the Guarantor against the Lender, if the statute of limitations shall have begun to run; and

               (b) prevent the operation of the statute of limitations, if the period of such statute of limitations shall have expired.

          2.7 Place,  Mode of Payment.  The  Guarantor  shall make all  payments under this Guaranty to the Lender at its address set forth in Section 6.4 hereof. Payments shall be in lawful money of the United States of America in funds immediately available to the Lender.

               SECTION 3. BORROWER'S LIABILITIES; LENDER ACTIONS
               ---------- --------------------------------------

The Lender may take any or all of the following actions at any time and from time to time without notice to the Guarantor, without incurring any responsibility to the Guarantor and without impairing or releasing the Guarantor's obligations under this Guaranty.

          3.1 Exercise of Rights. The Lender may exercise -- if granted the right to do so under the Note or the Agreement -- or refrain from exercising any rights against the Borrower, the Guarantor or others arising out of the Borrower's Liabilities, or otherwise act or refrain from acting.

                      SECTION 4. SECURITY FOR LIABILITIES
                      ---------- ------------------------

          4.1 Grant of Security Interests. The Guarantor's Liabilities are secured pursuant to the Pledge Agreement, as provided therein.

                     SECTION 5. EVENTS OF DEFAULT; REMEDIES
                     ---------- ---------------------------

          5.1 Events of Default. The occurrence of any one or more of the following shall be deemed an Event of Default hereunder:

               (a) The occurrence of an Event of Default under and as defined in the Note.

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

               (b) Failure by the Guarantor to pay any monies due under this Guaranty upon demand by Lender, subject to the cure period specified below.

               (c) Failure by the Guarantor to observe or perform any other covenant, condition, term, or provision contained in this Guaranty, subject to the cure period specified below.

               (d) The insolvency (however evidenced) of the Borrower or the Guarantor in accordance with the terms of the Note.

               (e) The making by the Borrower or the Guarantor of an assignment for the benefit of creditors, or a trustee or receiver being appointed for the Borrower or the Guarantor or for any property of either of them in accordance with the terms of the Note.

               (f) Any proceeding being commenced by or against the Borrower or the Guarantor under any bankruptcy, reorganization, arrangement of debt, insolvency, readjustment of debt, receivership, liquidation or dissolution law or statute in accordance with the terms of the Note.

     With respect to any default or breach of this Guaranty which is not based on an Event of Default occurring under the Note, an Event of Default shall not be deemed to have occurred until the Estate has given the Guarantor written notice of the alleged breach or default, and no cure has been effected within sixty (60) days thereafter.

          5.2 Remedies. Upon an Event of Default, all liabilities of Guarantor hereunder shall become immediately due and payable without demand or notice and, in addition to any other remedies provided by law, Lender may:

               (a) enforce the obligations of Guarantor under this Guaranty;

               (b) to the extent not prohibited by and in addition to any other remedy provided by law, setoff against any of the Guarantor's Liabilities any sum owed to Lender by Guarantor whether due or not (specifically including, but not limited to, any and all Estate and Trust distributions to the Guarantor, or if he is deceased, any distribution to any of Guarantor's descendants or any other person claiming distribution as a result of a relationship to the Guarantor);

               (c) exercise any of its rights and remedies provided by the laws of the Commonwealth of Pennsylvania or any other jurisdiction;

               (d) the  Lender  may  exercise  any of its  rights  and  remedies
provided  by  the  Pledge   Agreement  and  the  laws  of  the  Commonwealth  of
Pennsylvania or any other jurisdiction.

          5.3 Lender's Expenses. The Guarantor shall pay to the Lender all reasonable costs and expenses, including filing fees and reasonable attorneys' fees, incurred by the Lender in connection with any proceedings to collect any of the Guarantor's Liabilities.

          5.4 Application of Funds. After deducting all costs and expenses described in subsection 5.3 of this Guaranty, the Lender shall apply the balance of the proceeds of any sale or collection to the Borrower's Liabilities and the Guarantor shall continue to be liable for any deficiency, with interest at the annual rates set forth in the Note.

          5.5 No Marshalling, Etc., Required. If any Event of Default shall have occurred, the Lender shall not be required to marshall any present or future security for, or guarantee of, the Borrower's Liabilities held by it or to

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

resort to any such security or guarantee in any particular order. The Guarantor waives, to the fullest extent the Guarantor lawfully can (a) any right the Guarantor might have to require the Lender to pursue any particular remedy before proceeding against the Guarantors, and (b) any right to the benefit of, or to direct application of the proceeds of, any collateral until the Borrower's Liabilities have been paid in full.

                            SECTION 6. MISCELLANEOUS
                            ---------- -------------

          6.1 Representations and Warranties. As a material inducement for the Lender to extend credit to the Borrower, the Guarantor represents and warrants to the Lender as follows:

               (a) The Guarantor is sui juris.

               (b) The Guarantor has the power, capacity and authority to execute, deliver and perform under this Guaranty.

               (c) This Guaranty, when executed and delivered, will constitute valid obligations of the Guarantor legally binding upon him and enforceable in accordance with their respective terms.

               (d) The execution and delivery of this Guaranty will not violate or contravene any provision of any mortgage, indenture, security agreement, undertaking or other agreement to which Guarantor is a party or by which Guarantor or any of his properties is bound or subject and will not result in the creation or imposition of any lien, security interest or other encumbrance on any of its properties pursuant to the provisions of any such mortgage, indenture, security agreement, undertaking or other agreement.

               (e) The Guarantor has reviewed and is familiar with all of the provisions of the Note.

               (f) The Guarantor is being benefitted, directly or indirectly, by the transaction pursuant to which this Guaranty is being given.

          6.2 Waivers.

               (a) No delay by the Lender in exercising, or any partial or single exercise of, any of its options, powers or rights, shall constitute a waiver of such option, power or right.

               (b) No waiver of any of the Lender's rights under this Guaranty, and no amendment of this Guaranty shall be deemed to be made by the Lender unless in writing and duly signed on behalf of the Lender.

               (c) Any written waiver shall apply only with respect to the specific instance involved and shall in no way impair the rights of the Lender or the obligations of the Guarantor under this Guaranty in any other respect at any other time.

          6.3 Subordination, Subrogation.

               (a) The Guarantor shall not collect or enforce, attempt to collect or enforce or receive any payment or property from the Borrower in respect of any present or future obligation of the Borrower to the Guarantor until the Borrower's Liabilities have been paid or otherwise discharged in full.

               (b) The Guarantor, but only after all of the Borrower's Liabilities are paid, shall be subrogated to the rights of the Lender under the Note as the result of the payment in full of Borrower's Liabilities. Guarantor also waives all rights to participate in any security held by the Lender for the Borrower's Liabilities, except if payment in full on the Note has been made.

          6.4 Notices. All notices, requests and demands to or upon the parties shall have been duly given and effective (i) when delivered, (ii) when transmitted via telecopy (or other facsimile device) to the number set forth below, (iii) the Business Day following the day on which the same has been delivered prepaid to a reputable national overnight air courier service, or (iv) the third Business Day following the day on which the same is sent by certified or registered mail, postage prepaid, in each case to the respective parties at the address or telecopy numbers set forth below or at such other address as such party may specify by written notice to the other parties hereto:

         The Lender:                    The Estate of Frederick J. Jaindl,
                                        a/k/a Fred J. Jaindl, a/k/a Fred Jaindl,
                                        Deceased
                                        3150 Coffeetown Road
                                        Orefield, PA  18069

                                        Attention: David M. Jaindl, Co-Executor,
                                        Mark W. Jaindl, Co-Executor, John F.
                                        Lisicky, Co-Executor

              with a copy to:           Stevens & Lee
                                        190 Brodhead Road, Suite 200
                                        P.O. Box 20830
                                        Lehigh Valley, PA  18002-0830

                                        Attention:  Edward A. Fedok, Esquire
         The Guarantor:                 Mark W. Jaindl
                                        1964 Diehl Court
                                        Allentown, PA  18104

              with a copy to:           Law Offices of Kevin T. Fogerty
                                        Mill Run Office Center
                                        1275 Glenlivet Drive, Suite 150
                                        Allentown, PA  18106

                                        Attention:  Kevin T. Fogerty, Esquire

          6.5 Legal Effect.

               (a) This Guaranty shall be binding upon the Guarantor and the Guarantor's heirs, personal representatives, successors and assigns; provided, however, the Guarantor shall not assign the Guarantor's duties under this Guaranty without the prior written consent of Lender.

               (b) This Guaranty shall be binding upon and shall inure to the benefit of, the Lender and its successors, and Lender shall not assign its rights, duties or entitlements under this Guaranty without the prior written consent of Guarantor. The term "Lender" includes any agent of the Lender acting for it.

          6.6 Venue. Guarantor and Lender agree that any such suit, action or proceeding may be instituted in the courts of Lehigh County, Commonwealth of

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

Pennsylvania or the United States District Court for the Eastern District of Pennsylvania, and irrevocably and unconditionally submits to the jurisdiction of any such court for such purpose.

          6.7 Waiver of Trial by Jury. The Guarantor and the Estate agree that any suit, action, or proceeding, whether claim or counterclaim, brought or instituted by the Guarantor, by the Lender or by any successor or assign of any party on or with respect to this Guaranty or the Note, or which in any way relates, directly or indirectly, to the Note or any event, transaction, or occurrence arising out of or in any way connected with the Note, or the dealings of the parties with respect thereto, shall be tried only by a court and not by a jury. GUARANTOR AND LENDER HEREBY EXPRESSLY WAIVE ANY RIGHT TO A TRIAL BY JURY IN ANY SUCH SUIT, ACTION, OR PROCEEDING. GUARANTOR AND LENDER ACKNOWLEDGE AND AGREE THAT THIS SECTION 6.7 IS A SPECIFIC AND MATERIAL ASPECT OF THIS AGREEMENT BETWEEN THE PARTIES.

     IN WITNESS WHEREOF, and intending to be legally bound hereby, the Guarantor has executed this Guaranty the day and year first above written.


                                       /s/ Mark W. Jaindl
                                       ---------------------------------(SEAL)
                                       Mark W. Jaindl

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